EXHIBIT 95.1

Federal Mine Safety and Health Act Information

Our mining operations are subject to extensive and stringent compliance standards established pursuant to the Federal Mine Safety and Health Act of 1977, as amended by the Federal Mine Improvement and New Emergency Response Act of 2006 (as amended, the "Mine Act").  MSHA monitors and rigorously enforces compliance with these standards, and our mining operations are inspected frequently.  Citations and orders are issued by MSHA under Section 104 of the Mine Act for violations of the Mine Act or any mandatory health or safety standard, rule, order or regulation promulgated under the Mine Act.  A Section 104(a) "Significant and Substantial" or "S&S" citation is generally issued in a situation where the conditions created by the violation do not cause imminent danger, but in the opinion of the MSHA inspector could significantly and substantially contribute to the cause and effect of a mine safety or health hazard.  During the three months ended September 30, 2026, our mines were subject to 1,246 MSHA inspection days with an average of only 0.08 S&S citations written per inspection day.

The Mine Act has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without regard to fault.  If, in the opinion of an MSHA inspector, a condition exists that violates the Mine Act or regulations promulgated thereunder, then a citation or order will be issued regardless of whether we had any knowledge of, or fault in, the existence of that condition.  Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation often depends on the opinions or experience of the MSHA inspector involved and the frequency of citations will vary from inspector to inspector.

If we disagree with the assertions of an MSHA inspector, we may exercise our right to challenge those findings by "contesting" the citation or order pursuant to the procedures established by the Mine Act and its regulations.  These contest proceedings frequently result in the dismissal or modification of previously issued citations, substantial reductions in the penalty amounts originally assessed by MSHA, or both.

The Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Mine Act.  The following tables include information required by the Dodd-Frank Act for the three months ended September 30, 2026.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein.  Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

Total Dollar Value of
	Section 104(a)	Section	Section 104(d)	Section	Section	MSHA Assessments
Subsidiary Name / MSHA	S&S	104(b)	Citations and	110(b)(2)	107(a)	Proposed
Identification Number (1)	Citations(2)	Orders (3)	Orders (4)	Violations (5)	Orders (6)	(in thousands) (7)
Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	-	-	-	-	$-
1511935	-	-	-	-	-	$-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	$-
1512083	-	-	-	-	-	$-
1513514	-	-	-	-	-	$-
1516460	-	-	-	-	-	$-
1517216	34	-	1	-	-	$70.8
1517232	-	-	-	-	-	$-
1517678	-	-	-	-	-	$-
1517740	-	-	-	-	-	$-
1517758	-	-	-	-	-	$-
1514335	-	-	-	-	-	$-
Hopkins County Coal, LLC (KY)
1502013	-	-	-	-	-	$-
1517377	-	-	-	-	-	$-
1517515	-	-	-	-	-	$-
1518826	-	-	-	-	-	$-
1517378	-	-	-	-	-	$-
River View Coal, LLC (KY)
1503178	-	-	-	-	-	$-
1519374	13	-	-	-	-	$7.4
1502709	26	-	-	-	-	$31.7
White County Coal, LLC (IL)
1102662	-	-	-	-	-	$-
1103058	-	-	-	-	-	$-
Hamilton County Coal, LLC (IL)
1103242	-	-	-	-	-	$-
1103203	8	-	-	-	-	$22.2
Gibson County Coal, LLC (IN)
1202388	10	-	-	-	-	$10.1
1202215	-	-	-	-	-	$-
1202494	-	-	-	-	-	$-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	$-
1518547	-	-	-	-	-	$-
1517044	-	-	-	-	-	$-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	-	-	-	-	$-
1517733	1	-	-	-	-	$-
1519515	-	-	-	-	-	$-
1519838	7	-	-	-	-	$18.8
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	$-
1800671	-	-	-	-	-	$-
1800761	-	-	-	-	-	$-
Mettiki Coal (WV), LLC
4609028	-	-	-	-	-	$3.3
Tunnel Ridge, LLC (PA/WV)
4608864	1	-	-	-	-	$5.5
Other	-	-	-
4403236	-	-	-	-	-	$-
4403255	-	-	-	-	-	$-
4406630	-	-	-	-	-	$-
4406867	-	-	-	-	-	$-
CR Services, LLC (KY)
B4335	-	-	-	-	-	$-
Mid-America Carbonates, LLC (IL)
1103176	-	-	-	-	-	$0.2
Rough Creek Mining, LLC (KY)
1502129	-	-	-	-	-	$-

	Total	Received Notice	Legal	Legal	Legal
	Number of	of Pattern of	Actions	Actions	Actions
	Mining	Violations Under	Pending as of	Initiated	Resolved
Subsidiary Name / MSHA	Related	Section 104(e)	Last Day of	During	During
Identification Number (1)	Fatalities	(yes/no) (8)	Period	Period	Period
Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	No	-	-	-
1511935	-	No	-	-	-
Warrior Coal, LLC (KY)
1505230	-	No	-	-	-
1512083	-	No	-	-	-
1513514	-	No	-	-	-
1516460	-	No	-	-	-
1517216	-	No	12	2	4
1517232	-	No	-	-	-
1517678	-	No	-	-	-
1517740	-	No	-	-	-
1517758	-	No	-	-	-
1514335	-	No	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	No	-	-	-
1517377	-	No	-	-	-
1517515	-	No	-	-	-
1518826	-	No	-	-	-
1517378	-	No	-	-	-
River View Coal, LLC (KY)
1503178	-	No	1	-	-
1519374	-	No	14	4	3
1502709	-	No	3	-	1
White County Coal, LLC (IL)
1102662	-	No	-	-	-
1103058	-	No	-	-	-
Hamilton County Coal, LLC (IL)
1103242	-	No	-	-	-
1103203	-	No	2	1	-
Gibson County Coal, LLC (IN)
1202388	-	No	5	-	2
1202215	-	No	-	-	-
1202494	-	No	-	-	-
Sebree Mining, LLC (KY)
1519264	-	No	-	-	-
1518547	-	No	-	-	-
1517044	-	No	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	No	-	-	-
1517733	-	No	-	-	-
1519515	-	No	-	-	-
1519838	-	No	6	3	1
Mettiki Coal, LLC (MD)
1800621	-	No	-	-	-
1800671	-	No	-	-	-
1800761	-	No	-	-	-
Mettiki Coal (WV), LLC
4609028	-	No	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	No	1	1	1
Other
4403236	-	No	-	-	-
4403255	-	No	-	-	-
4406630	-	No	-	-	-
4406867	-	No	-	-	-
CR Services, LLC (KY)
B4335	-	No	-	-	-
Mid-America Carbonates, LLC (IL)
1103176	-	No	-	-	-
Rough Creek Mining, LLC (KY)
1502129	-	No	-	-	-

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of September 30, 2026 that fall into each of the following categories is as follows:

				Complaints of	Applications
	Contests of	Contests of	Complaints	Discharge/	for	Appeals of
Subsidiary Name / MSHA	Citations	Proposed	for	Discrimination	Temporary	Judges
Identification Number (1)	and Orders	Penalties(9)	Compensation	/Interference	Relief	Rulings
Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	-	-	-	-	-
1511935	-	-	-	-	-	-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	-
1512083	-	-	-	-	-	-
1513514	-	-	-	-	-	-
1516460	-	-	-	-	-	-
1517216	-	12	-	-	-	-
1517232	-	-	-	-	-	-
1517678	-	-	-	-	-	-
1517740	-	-	-	-	-	-
1517758	-	-	-	-	-	-
1514335	-	-	-	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	-	-	-	-	-
1517377	-	-	-	-	-	-
1517515	-	-	-	-	-	-
1518826	-	-	-	-	-	-
1517378	-	-	-	-	-	-
River View Coal, LLC (KY)
1503178	-	1	-	-	-	-
1519374	-	14	-	-	-	-
1502709	-	3	-	-	-	-
White County Coal, LLC (IL)
1102662	-	-	-	-	-	-
1103058	-	-	-	-	-	-
Hamilton County Coal, LLC (IL)
1103242	-	-	-	-	-	-
1103203	-	2	-	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	5	-	-	-	-
1202215	-	-	-	-	-	-
1202494	-	-	-	-	-	-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	-
1518547	-	-	-	-	-	-
1517044	-	-	-	-	-	-
Appalachia Operations
MC Mining, LLC (KY)
1508079	-	-	-	-	-	-
1517733	-	-	-	-	-	-
1519515	-	-	-	-	-	-
1519838	-	6	-	-	-	-
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	-
1800671	-	-	-	-	-	-
1800761	-	-	-	-	-	-
Mettiki Coal (WV), LLC
4609028	-	-	-	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	1	-	-	-	-
Other
4403236	-	-	-	-	-	-
4403255	-	-	-	-	-	-
4406630	-	-	-	-	-	-
4406867	-	-	-	-	-	-
CR Services, LLC (KY)
B4335	-	-	-	-	-	-
Mid-America Carbonates, LLC (IL)
1103176	-	-	-	-	-	-
Rough Creek Mining, LLC (KY)
1502129	-	-	-	-	-	-

(1)	The statistics reported for each of our subsidiaries listed above are segregated into specific MSHA identification numbers.

(2)	Mine Act section 104(a) S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine health and safety hazard. It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104(a) S&S citations in this column.

(3)	Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.

(4)	Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e., aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(5)	Mine Act section 110(b)(2) violations are for an alleged "flagrant" failure (i.e., reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(6)	Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(7)	Amounts shown include assessments proposed by MSHA during the three months ended September 30, 2026 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

(8)	Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine safety or health hazard.

(9)	Pursuant to the Procedural Rules of the Federal Mine Safety and Health Review Commission, mine operators may contest the underlying validity and fact of an alleged citation or order, as well as any special findings of an alleged citation or order, including a significant and substantial or unwarrantable failure designation, as part of any proceeding contesting a proposed penalty assessment.